EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Garth Likes, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q/A of Compass Biotechnologies Inc. for the period ended July 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Compass Biotechnologies Inc.

Dated: September 29, 2011

/s/ Garth Likes
Garth Likes
President, Chief Executive Officer and Director (Principal Executive Officer, Principal Executive Officer, Principal Financial and Principal Accounting Officer)
Compass Biotechnologies Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Compass Biotechnologies Inc. and will be retained by Compass Biotechnologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.